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                                                                    EXHIBIT 24.2


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arbor Health Care Company Employee Stock Purchase Plan of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Arbor Health Care Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                          /s/  Ernst & Young LLP
                                                         -----------------------
                                                               ERNST & YOUNG LLP


Toledo, Ohio
May 29, 1997